UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2008

CHINA FORESTRY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-25765
(Commission File Number)

87-0429748
(I.R.S. Employer Identification No.)

Room 517, No. 18 Building
Nangangjizhoing District, High-Tech Development Zone
Harbin, Heilongjiang Province, The People’s Republic of China
(Address of Principal Executive Offices) (Zip Code)

011-86 0451 87011257
(Registrant's Telephone Number, Including Area Code)

_____________________________________________
Former Name or Former Address, if changed since last report

This Current Report on Form 8-K/A is filed by China Forestry, Inc., a Nevada corporation (the “Registrant”), in connection with the termination on April 16, 2008, pursuant to valid Board of Directors action by the Registrant and subsequent notice to Turner, Stone & Company, L.L.P. for their failure to complete an audit in a timely fashion and conducting themselves in an entirely unresponsive fashion. This Current Report on Form 8-K/A amends that certain Form 8-K disclosing Turner, Stone’s termination which was filed with the Commission on April 23, 2008.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

16.1	Letter from Turner, Stone & Company, L.L.P. to the Securities and Exchange

            Commission dated May 6, 2008.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

China Forestry, Inc.

By: /s/ Yuan Tian
Yuan Tian, Chief Executive Officer

DATED: May 7, 2008